Exhibit 10.15

FOURTH AMENDMENT TO

TERM LOAN CREDIT AGREEMENT

This FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Fourth Amendment”) dated as of March 23, 2018, among LEGACY RESERVES LP, a limited partnership duly formed under the laws of the State of Delaware (the “Borrower”), each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”), CORTLAND CAPITAL MARKET SERVICES LLC, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”), the Lenders under the Term Loan Credit Agreement (the “Lenders”).

Recitals

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Term Loan Credit Agreement dated as of October 24, 2016, as amended by the First Amendment and Waiver to the Term Loan Credit Agreement, dated July 31, 2017, as further amended by the Second Amendment to the Term Loan Credit Agreement, dated October 30, 2017, as further amended by the Third Amendment to the Term Loan Credit Agreement, dated December 31, 2017 (as so amended prior to the date hereof, the “Existing Credit Agreement,” and the Existing Credit Agreement as amended by this Fourth Amendment, the “Term Loan Credit Agreement”).

B. The Guarantors are parties to that certain Term Loan Guaranty Agreement dated as of October 25, 2016 made by each of the Guarantors (as defined therein) in favor of the Administrative Agent (the “Term Loan Guaranty Agreement”).

C. The Borrower, the Guarantors, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Term Loan Credit Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Term Loan Credit Agreement, but which is not defined in this Fourth Amendment, shall have the meaning ascribed to such term in the Term Loan Credit Agreement. Unless otherwise indicated, all article, section and exhibit references in this Fourth Amendment refer to articles, sections and exhibits of the Term Loan Credit Agreement.

Section 2. Amendments to Term Loan Credit Agreement. Effective as of (a) in the case of (i) the addition of Section 9.23 and 9.24 of the Existing Credit Agreement specified in Section 2.18 below and (ii) the amendments to Section 12.03 of the Existing Credit Agreement specified in Section 2.20 below, the date hereof and (b) in any other case, as of the Fourth Amendment Effective Date:

2.1 Amendments to Section 1.02.

(a) The following definitions are hereby amended and restated in their entirety to read as follows:

“Agreement” means this Term Loan Credit Agreement, as amended by the First Amendment and Waiver to the Term Loan Credit Agreement, dated July 31, 2017, as further amended by the Second Amendment to the Term Loan Credit Agreement, dated October 30, 2017, as further amended by the Third Amendment to the Term Loan Credit Agreement, dated December 31, 2017, and the Fourth Amendment, dated as of March 23, 2018, as the same may from time to time be amended, modified, supplemented or restated.

“Change in Control” means (a) the Parent ceases to (i) be the Beneficial Owner of 100% of the Equity Interests of Legacy GP, (ii) Control Legacy GP or (iii) be the Beneficial Owner of 100% of the limited partner Equity Interests in the Borrower; (b) Legacy GP ceases to be the sole general partner of the Borrower; (c) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or greater than 50% of the properties or assets (determined by reference to fair market value of such properties and assets at the time of such sale, lease, transfer, conveyance or other disposition) of the Borrower and its Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); (d) the adoption of a plan relating to the liquidation or dissolution of the Parent or the Borrower; (e) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Equity Interests of the Parent, measured by voting power rather than number of shares, units or the like; or (f) the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors.

“Consolidated Net Income” means with respect to the Parent and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Parent and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Parent or a Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Parent or to a Consolidated Subsidiary (including any such payments made by an E&P Subsidiary), as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; and (d) any extraordinary gains or losses during such period; and provided further that if the Parent or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.

“Consolidated Subsidiaries” means, (a) with respect to the Borrower, each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP and (b) with respect to the Parent, each Subsidiary of the Parent (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Parent in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Parent who (a) was a member of such board of directors on the Fourth Amendment Effective Date or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income and income based taxes paid or accrued, (iii) depreciation, depletion, amortization, accretion and impairment, including without limitation, impairment of goodwill, (iv) reasonable transaction expenses and fees in connection with financing, acquisition and divestiture activities permitted under this Agreement, in an aggregate amount not to exceed $5,000,000 in any four fiscal quarter period, (v) minimum payments earned in excess of overriding royalty interests, (vi) any non-cash items associated with (a) mark to market accounting related to derivatives or investments, (b) stock based compensation arising from the grant of or issuance or replacement of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards, in each case in connection with employee plans or other compensation arrangements, and/or (c) any losses (or to the extent increasing the Consolidated Net Income, subtracting any gains) attributable to writeups or writedowns of assets, including ceiling test writedowns, and asset sales and (vii) (i) reasonable and customary one-time investment banking, legal, accounting and other reasonable and customary advisory transaction expenses and fees in connection with the Reorganization Transactions and (ii) cash consideration paid to the equityholders of Legacy GP in connection with the

Reorganization Transactions; provided that the aggregate amount under this clause (vii) shall not exceed $4,000,000; less, all non-cash items increasing Consolidated Net Income, all calculated for the Borrower and its Subsidiaries on a consolidated basis. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (x) if during such Reference Period the Borrower shall have designated any Subsidiary as an E&P Subsidiary or designated an E&P Subsidiary to no longer be an E&P Subsidiary, EBITDA for such Reference Period shall be calculated on a pro forma basis as if such designation had occurred on the first day of such Reference Period, and (y) if the Borrower or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then EBITDA shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.

“Guarantors” means (a) Legacy Reserves Operating LP, (b) Legacy Reserves Operating GP LLC, (c) Legacy Reserves Services, Inc., (d) Legacy Reserves Energy Services LLC, (e) Dew Gathering LLC, (f) Pinnacle Gas Treating LLC, (g) the Parent Guarantors and (h) each Material Domestic Subsidiary formed or acquired during the term of this Agreement or other Domestic Subsidiary that is a party to the Guaranty Agreement and the Security Agreement as a “Guarantor” and a “Grantor” (as such terms are defined in the Guaranty Agreement and the Security Agreement, respectively) and guarantees the Indebtedness pursuant to Section 8.14(b). For the avoidance of doubt, it is understood and agreed that an E&P Subsidiary shall not be a Guarantor.

“Subsidiary” means, with respect to any Person (the “parent”), (a) any other Person (i) of which at least a majority of the outstanding Equity Interests is at the time directly or indirectly owned by the parent or one or more of its Subsidiaries or by the parent and one or more of its Subsidiaries or (ii) of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the parent or one or more of its Subsidiaries or by the parent and one or more of its Subsidiaries and (b) any partnership of which the parent or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower. Notwithstanding the foregoing, until such time as the Borrower notifies the Administrative Agent that the Person constituting an E&P Subsidiary is no longer designated an “E&P Subsidiary” hereunder, it is understood and agreed that neither such E&P Subsidiary nor any subsidiary of such E&P Subsidiary shall be a Subsidiary of the Borrower for purposes of this Agreement and the other Loan Documents other than, to the extent such E&P Subsidiary would otherwise constitute a ‘Subsidiary’ within the meaning of such definition, such E&P Subsidiary and its subsidiaries shall each be a Subsidiary for purposes of Section 7.06, Section 7.09, Section 7.10, Section 7.23, Section 8.10, Section 8.15, Section 9.09, Section 9.13 and Section 12.03(b).

“Term Loan Pledge Agreement” means the Amended and Restated Term Loan Pledge Agreement of even date herewith executed by the Guarantors in favor of the Administrative Agent (as amended, supplemented or otherwise modified from time to time) with respect to the “Pledged Securities” as defined therein.

(b) The following definitions are hereby added where alphabetically appropriate to read as follows:

“GP Purchase” means the acquisition of 100% of the limited liability company Equity Interests in Legacy GP by the GP Sellers to the Parent and the admission of the Parent as the sole member of Legacy GP, in each case pursuant to the terms of the Contribution Agreement.

“GP Purchase Agreement” means that certain GP Purchase Agreement, dated as of March 23, 2018, by and among Parent and the GP Sellers, in form and substance reasonably satisfactory to the Majority Lenders (it being agreed and understood that the GP Purchase Agreement delivered to the Majority Lenders on or prior to the date of the Fourth Amendment is reasonably satisfactory to the Majority Lenders), as it may be amended, supplemented, restated or otherwise modified from time to time (without giving effect to any amendments, supplements, restatements or other modifications that are materially adverse to the Lenders without the prior written consent of the Majority Lenders, it being acknowledged that any increase in any amounts beyond $3,500,000 payable to the GP Sellers thereunder shall be deemed to be materially adverse).

“GP Sellers” means, collectively, Brothers Production Properties, Ltd., Brothers Production Company, Inc., Brothers Operating Company, Inc., J&W McGraw Properties, Ltd., Moriah Properties, Ltd., DAB Resources, Ltd. and H2K Holdings, Ltd.

“Fourth Amendment” means that certain Fourth Amendment to the Term Loan Credit Agreement, dated as of March 25, 2018, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” has the meaning ascribed to such term in the Fourth Amendment.

“Legacy GP” means Legacy Reserves GP, LLC, a Delaware limited liability company.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 23, 2018, by and among the Borrower, Legacy GP, Parent and Legacy Reserves Merger Sub LLC, a Delaware limited liability company, in form and substance reasonably satisfactory to the Majority Lenders (it being agreed and understood that the Merger Agreement delivered to the Majority Lenders on or prior to the date of the Fourth Amendment is reasonably satisfactory to the Majority Lenders), as it may be amended, supplemented, restated or otherwise modified from time to time (without giving effect to any amendments, supplements, restatements or other modifications that are materially adverse to the Lenders without the prior written consent of the Majority Lenders, it being acknowledged that any increase in any amounts beyond $50,000 payable thereunder shall be deemed to be materially adverse).

“Parent” means Legacy Reserves Inc., a Delaware corporation.

“Parent Guarantors” means, collectively, the Parent and Legacy GP.

“Reorganization Transactions” means the corporate reorganization of the Borrower and its Subsidiaries, as described in the Merger Agreement and the GP Purchase Agreement, which transactions include, without limitation: (A) the formation by Legacy GP of the Parent and the formation by the Parent of Legacy Reserves Merger Sub, LLC a Delaware limited liability company (“Merger Sub”), (B) the GP Purchase on the terms set forth in the GP Purchase Agreement, (C) the merger of Merger Sub with and into the Borrower, with the Borrower surviving such merger and the Borrower’s limited partner interests being 100% owned by the Parent as a result thereof and (D) the exchange of the Borrower’s common and preferred Equity Interests for common Equity Interests in the Parent on the terms set forth in the Merger Agreement.

“Subsidiary Guarantor” means any Subsidiary of the Borrower that is a Guarantor.

(c) Clause (e) of the definition of “Excepted Liens” is hereby amended by replacing the reference therein to “the Borrower” with “the Parent Guarantors, the Borrower”.

(d) Clause (i) of the definition of “Excluded Accounts” is hereby amended by replacing the reference therein to “the Borrower” with “the Parent Guarantors, the Borrower”.

(e) The definition of “Indebtedness” is hereby amended by replacing the phrase “relating to the Borrower or any of its Subsidiaries” with the phrase “relating to the Borrower or any of its Subsidiaries or any Guarantor”.

(f) The definition of “Term Loan Documents” is hereby amended by replacing the phrase “the Borrower or the Guarantors” with the phrase “the Borrower or any of its Subsidiaries or any Guarantor”.

(g) Each of the definitions “Interest Expense”, “Secured Debt” and “Total Debt” is hereby amended by replacing each instance of the word “Borrower” with the word “Parent”.

(h) Each of the definitions “Available Cash” and “Legacy Reserves GP, LLC” is hereby deleted in its entirety.

2.2 Amendment to Section 3.04(c). Section 3.04(c) is hereby amended by replacing (a) the phrase “Borrower’s and its Subsidiaries’” with “Borrower’s, its Subsidiaries’ and the Guarantors’”, (b) the phrase “Borrower or its Subsidiaries” with “Borrower, its Subsidiaries or the Guarantors” and (c) each instance of the phrase “Borrower or any of its Subsidiaries” with “Borrower, its Subsidiaries or any Guarantors”.

2.3 Amendment to Section 7.14. Section 7.14 is hereby amended by adding a new sentence at the end thereof to read as follows: “The Parent does not directly own any Equity Interests in any Person other than Equity Interests in the Borrower and Legacy GP, and Legacy GP does not directly own any Equity Interests in any Person other than Equity Interests in the Borrower.”

2.4 Amendment to Article VII. Article VII is hereby amended by (a) replacing the phrase “The Borrower represents and warrants to the Administrative Agent and the Lenders that:” immediately before Section 7.01 with the phrase “The Borrower (and each Parent Guarantor, in the case of Section 7.25) represents and warrants to the Administrative Agent and the Lenders that:” and (b) adding a new Section 7.25 thereto to read as follows:

Section 7.25 Representations and Warranties of the Parent Guarantors. Each of the Parent Guarantors hereby makes each of the representations and warranties to the Lenders set forth in Section 7.01, Section 7.02, Section 7.03, Section 7.04, Section 7.05, Section 7.06, Section 7.07, Section 7.08, Section 7.09, Section 7.10, Section 7.11, Section 7.12, Section 7.13, Section 7.14, Section 7.21, Section 7.22 and Section 7.23, as if each reference to “the Borrower” therein were a reference to “such Parent Guarantor”, and provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 7.25, be deemed to be a reference to such Parent Guarantor’s knowledge.

2.5 Amendment to Section 8.01(a)-(c). Each of Sections 8.01(a), (b) and (c) is hereby amended and restated in its entirety to read as follows:

(a) Annual Financial Statements. As soon as available, but in any event not later than 90 days after the end of each fiscal year, the Parent’s audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (which, for the avoidance of doubt, may be against the financial statements of the Borrower for any period prior to the closing of the Reorganization Transactions), all reported on by independent public accountants of recognized national standing and reasonably acceptable to the Majority Lenders (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b) Quarterly Financial Statements. As soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (which, for the avoidance of doubt, may be against the financial statements of the Borrower for any period prior to the closing of the Reorganization Transactions), all certified by a Financial Officer of the Parent as presenting fairly in all material respects the financial position and results of operations of the Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer of the Parent and the Borrower in substantially the form of Exhibit B hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) stating whether any change in GAAP or in the application thereof has occurred since the Effective Date and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) specifying each Subsidiary and E&P Subsidiary.

2.6 Amendment to Section 8.01(h). Section 8.01(h) is hereby amended and restated in its entirety to read as follows:

(h) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Parent, the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent, the Borrower or any such Subsidiary, and a copy of any response by the Parent, the Borrower or any such Subsidiary to such letter or report.

2.7 Amendment to Section 8.01(i). Section 8.01(i) is hereby amended by replacing the phrase “the Borrower or any Subsidiary” with “the Parent, the Borrower or any Subsidiary”.

2.8 Amendment to Section 8.01(p). Section 8.01(p) is hereby amended by replacing the phrase “the Borrower or any of its Subsidiaries” with “any Parent Guarantor, the Borrower or any of its Subsidiaries”.

2.9 Amendment to Section 8.01(q). Section 8.01(q) is hereby amended by replacing the phrase “the Borrower or any of its Subsidiaries” with “any Parent Guarantor, the Borrower or any of its Subsidiaries”.

2.10 Amendment to Section 8.02(b). Section 8.02(b) is hereby amended by replacing the phrase “the Borrower or any Subsidiary thereof” therein with the phrase “any Parent Guarantor, the Borrower or any Subsidiary thereof”.

2.11 Amendment to Article VIII. Article VIII is hereby amended by (a) replacing the phrase “the Borrower covenants and agrees with the Administrative Agent and the Lenders that:” immediately before Section 8.01 with the phrase “The Borrower (and each Parent Guarantor, in the case of Section 8.01, Section 8.02 and Section 8.21) covenants and agrees with the Administrative Agent and the Lenders that:” and (b) adding a new Section 8.21 to read as follows:

Section 8.21 Affirmative Covenants of the Parent Guarantors. Each of the Parent Guarantors hereby covenants and agrees to comply with each of the covenants set forth in Section 8.03, Section 8.04, Section 8.05, Section 8.07, Section 8.08, Section 8.09, Section 8.10, Section 8.11, Section 8.15 and Section 8.19, as if each reference to “the Borrower” therein were a reference to “such Parent Guarantor”; provided, however, that, so long as the aggregate balance held in all Deposit Accounts, Securities Accounts and Commodity Accounts of the Parent Guarantors does not at any time exceed $500,000, the Parent Guarantors shall be under no obligation with respect to Section 8.19 prior to the 30th day following the Fourth Amendment Effective Date (or such later date as the Majority Lenders may agree to in their sole discretion).

2.12 Amendment to Section 9.01. Section 9.01 is hereby amended by replacing each instance of the word “Borrower” with the word “Parent”.

2.13 Amendment to Section 9.04(a). Section 9.04(a) is hereby amended and restated in its entirety to read as follows:

(a) Restricted Payments. The Borrower and the Parent Guarantors will not, and will not permit any of their respective Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of their Property to their respective Equity Interest holders, except (i) the Parent may declare and pay dividends or distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock); (ii) Subsidiaries of the Borrower may declare and pay dividends or distributions ratably with respect to their Equity Interests; (iii) so long as both before and immediately after giving effect to such Restricted Payment, (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) the Borrower has unused commitments under the RBL Facilities of not less than 20% of the total commitments then in effect thereunder and (C) the ratio of Total Debt as of such time (including the effect of any borrowings used to make such Restricted Payment) to EBITDA for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available is equal to or less than 3.00 to 1.00, the Borrower may declare and pay cash dividends to the Parent, and the Parent may declare and pay cash dividends to its Equity Interest holders; (iv) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the repurchase or other acquisition of equity securities, limited partnership interest or units of the Parent not to exceed $2,500,000 in the aggregate since the Closing Date, from employees, former employees, directors or former directors of the Parent or its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) or other arrangements approved by the board of directors of the Parent under which such equity securities, limited partnership interest or units were granted, issued or sold; and (v) the Borrower may declare and pay dividends or distributions to the Parent in an amount equal to (A) Taxes then due and owing by the Parent and (B) reasonable and customary accounting, public company and other overhead and administrative costs and expenses (exclusive of any markup or premium), including reasonable and customary director’s fees and expenses, incurred by the Parent in the ordinary course of business.

2.14 Amendment to Section 9.04(b)(i). Section 9.04(b)(i) is hereby amended by (a) adding “(A)” after the word “redemptions” and (b) adding the following as a new clause (B): “(B) with the Net Cash Proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Parent or in exchange solely for Equity Interests (other than Disqualified Capital Stock) of the Parent”.

2.15 Amendment to Section 9.05. Section 9.05(g) is hereby amended and restated in its entirety, and new Section 9.05(m) is hereby added to Section 9.05, in each case to read as follows:

(g) Investments (i) made by the Borrower in or to the Subsidiary Guarantors, (ii) made by any Subsidiary in or to the Borrower or any Subsidiary Guarantor, and (iii) made by the Borrower or any Subsidiary Guarantor in Subsidiaries that are not Guarantors, provided that the aggregate of all Investments made by the Borrower and the Subsidiary Guarantors in or to all Subsidiaries that are not Guarantors shall not exceed $20,000,000 at any time, and only to the extent an Event of Default or Borrowing Base Deficiency does not exist and would not result from making such Investments.

(m) loans and advances made by the Borrower to the Parent to the extent any such loan or advance (i) is made in lieu of a Restricted Payment permitted pursuant to Section 9.04 or otherwise under this Agreement and (ii) if made as a Restricted Payment, would be permitted pursuant to Section 9.04 or otherwise under this Agreement.

2.16 Amendment to Section 9.11. Section 9.11 is hereby amended and restated in its entirety to read as follows:

Section 9.11 Mergers. Etc. Neither the Borrower nor any of its Subsidiaries will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, except that (i) any Wholly-Owned Subsidiary may merge with any other Wholly-Owned Subsidiary and that the Borrower may merge with any Wholly-Owned Subsidiary so long as the Borrower is the survivor and (ii) the Borrower or its Subsidiaries may sell, lease or otherwise dispose of its Property in accordance with Section 9.12.

2.17 Amendment to Section 9.14. Section 9.14 is hereby amended and restated in its entirety to read as follows:

Section 9.14 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Borrower) (each, an “Affiliate Transaction”) unless (a) such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate and (b) the Borrower delivers to the Administrative Agent and Lenders: (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million but less than or equal to $50.0 million, an officers’ certificate of a Responsible Officer certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 9.14; or (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an officers’ certificate of a Responsible Officer certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 9.14 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by the board of directors of the Parent (so long as the members of the board of directors are disinterested) or a majority of the disinterested members of the board of directors of the Parent, in each case pursuant to a resolution set forth in such officers’ certificate.

2.18 Amendments to Article IX. Article IX is hereby amended by (a) replacing the phrase “the Borrower covenants and agrees with the Administrative Agent and the Lenders that:” immediately before Section 9.01 with the phrase “The Borrower (and each Parent Guarantor, in the case of Section 9.01, Section 9.04(a), Section 9.21 and Section 9.22) covenants and agrees with the Administrative Agent and the Lenders that:” and (b) adding the new Sections 9.21, 9.22, 9.23 and Section 9.24 thereto to read as follows:

Section 9.21 Passive Holding Company Status of Parent Guarantors. Neither of the Parent Guarantors shall engage in any operating or business activities or other transactions and shall not directly hold Equity Interests of any Subsidiary except the Borrower or Legacy GP; provided that the following shall be permitted in any event: (a) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (b) the performance of its obligations with respect to the RBL Loan Documents, the Term Loan Documents, the Senior Notes and any Permitted Refinancing Debt of the foregoing, (c) any public offering of the Parent’s common stock or any other issuance or sale of the Parent’s Equity Interests and, in each case, the redemption thereof, (d) payment of taxes and dividends to its Equity Interest holders and making contributions to the capital of the Borrower and its Subsidiaries, (e) participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent and its Subsidiaries or the making and filing of any reports required by any Governmental Authority, (f) holding any cash or cash equivalents incidental to any activities permitted under this Section 9.21, (g) providing indemnification to officers, managers and directors, (h) managing, through its board of directors, directors, officers and managers, the business of the Borrower and its Subsidiaries and (i) any other activities incidental to the foregoing. Notwithstanding the foregoing, no Parent Guarantor shall (i) incur, create, assume or suffer to exist any Debt or other material liabilities or material obligations (including any obligations (whether contingent or otherwise) under Swap Agreements or guarantees of any obligations under Swap Agreements), except (A) nonconsensual obligations (other than Debt) imposed by operation of law, (B) pursuant to any RBL Loan Documents, any Term Loan Documents, any Senior Notes or any Permitted Refinancing Debt of the foregoing to which it is a party or (C) pursuant to Section 9.05(h); (ii) incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except (A) pursuant to any RBL Loan Documents or any Term Loan Documents or any Permitted Refinancing Debt of the foregoing to which it is a party and (B) for Excepted Liens; (iii) make or permit to remain outstanding any Investment in any Person other than (A) Investments of the type described in Section 9.05(c) through (f), (B) loans and advances to the Borrower and the Subsidiary Guarantors and (C) capital contributions to the Borrower;

(iv) Redeem any Senior Notes, Term Loans or any Permitted Refinancing Debt in respect of the foregoing, or any Debt of any other Person; (v) merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person; or (vi) sell, assign, convey or otherwise transfer any Property except for (A) Restricted Payments permitted by Section 9.04(a) and (B) transfers of any Property to the Borrower or any Subsidiary Guarantor.

Section 9.22 Negative Covenants of the Parent Guarantors. Each of the Parent Guarantors hereby covenants and agrees to comply with each of the covenants set forth in Section 9.04(b)(ii), Section 9.04(c), Section 9.09, Section 9.14, Section 9.16 and Section 9.19, as if each reference to “the Borrower” were a reference to “such Parent Guarantor”; provided, however, that, so long as the aggregate balance held in all Deposit Accounts, Securities Accounts and Commodity Accounts of the Parent Guarantors does not at any time exceed $500,000, the Parent Guarantors shall be under no obligation with respect to Section 9.19 prior to the 30th day following the Ninth Amendment Effective Date (or such later date as the Majority Lenders may agree to in their sole discretion).

Section 9.23 Certain Settlements. Borrower or any Guarantor will not, and will not permit their Subsidiaries or Parent to, at any time, without the prior written approval of the Majority Lenders, make any payment in any form (including cash, securities or other Property, but excluding any payments made with the proceeds of insurance) in respect of any settlement of any action, suit, proceeding, investigation or arbitration relating to the Reorganization Transactions in excess of $10,000,000.

Section 9.24 LTIP. Each of the Borrower and the Parent Guarantors will not, and will not permit their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any payment in any form (including cash, securities or other Property) pursuant to the Amended and Restated Long-Term Incentive Plan of the Borrower, dated August 17, 2007, as amended by the First Amendment, dated June 12, 2015, as it may be further amended, restated, amended and restated or otherwise modified from time to time or any related employment or other agreement (any such payment, an “LTIP Payment”) on account of or in connection with the Reorganization Transactions and any other LTIP Payments on or after the date of the Fourth Amendment in respect of grant years 2018 and prior, other than (i) cash LTIP Payments up to $30,000,000 in the aggregate and (ii) any such LTIP Payment taking the form of common stock in the Parent.

2.19 Amendment to Section 10.01. Section 10.01 is hereby amended by replacing the phrase “the Borrower or any of its Subsidiaries”, the phrase “the Borrower, any of its Subsidiaries” and the phrase “the Borrower and its Subsidiaries” with the phrase “the Borrower or any of its Subsidiaries or any Guarantor”.

2.20 Amendment to Section 12.03(b). Section 12.03(b) is hereby amended and restated in its entirety to read as follows:

(b) THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER (IN ITS CAPACITY AS A LENDER AND IN ANY OTHER CAPACITY), AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) (A) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER TERM LOAN DOCUMENT, ANY OTHER AGREEMENT OR TRANSACTION AMONG SUCH INDEMNITEE OR ITS RELATED PARTIES TO THE BORROWER, ITS SUBSIDIARIES OR GUARANTORS OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, (B) THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER TERM LOAN DOCUMENT OR OTHER AGREEMENT OR TRANSACTION AMONG SUCH INDEMNITEE OR ITS RELATED PARTIES TO THE BORROWER, ITS SUBSIDIARIES OR GUARANTORS OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR (C) THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER TERM LOAN DOCUMENT OR THE CONSUMMATION OF ANY OTHER TRANSACTION, AGREEMENT OR ACTION BY THE BORROWER, (ii) THE FAILURE OF THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY GUARANTOR TO COMPLY WITH THE TERMS OF ANY TERM LOAN DOCUMENT, INCLUDING THIS AGREEMENT, ANY GOVERNMENTAL REQUIREMENT, OR ANY OTHER AGREEMENT OR TRANSACTION AMONG SUCH INDEMNITEE OR ITS RELATED PARTIES TO THE BORROWER, ITS SUBSIDIARIES OR GUARANTORS, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE TERM LOAN DOCUMENTS, ANY OTHER AGREEMENT OR TRANSACTION AMONG SUCH INDEMNITEE OR ITS RELATED PARTIES TO THE BORROWER, ITS SUBSIDIARIES OR GUARANTORS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN, EXTENSION OF

CREDIT OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE TERM LOAN DOCUMENTS, OR OTHER AGREEMENT OR TRANSACTION AMONG SUCH INDEMNITEE OR ITS RELATED PARTIES TO THE BORROWER, ITS SUBSIDIARIES OR GUARANTORS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE TERM LOAN SECURITY INSTRUMENTS OR OTHER TERM LOAN DOCUMENTS (INCLUDING ANY FEES, INTEREST OR OTHER AMOUNTS PAYABLE), (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ITS SUBSIDIARIES OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE TERM LOAN DOCUMENTS OR OTHER AGREEMENT OR TRANSACTION AMONG SUCH INDEMNITEE OR ITS RELATED PARTIES TO THE BORROWER, ITS SUBSIDIARIES OR GUARANTORS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY

OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

2.21 Amendment to Section 12.03(f). Section 12.03(f) is hereby amended by adding at the end thereof, prior to the period, the following words: “, including, without limitation, so long as any Related Party of any Lender is an investor or board member with respect to the Borrower, its Guarantors or its Subsidiaries”.

2.22 Amendment to Section 12.08. Section 12.08 is hereby amended by replacing the phrase “the Borrower or any of its Subsidiaries” with the phrase “the Borrower or any of its Subsidiaries or any Guarantor”.

2.23 Amendment to Section 12.19. Section 12.19 is hereby amended and restated in its entirety to read as follows:

Section 12.19 Joinder of Parent Guarantors. By executing and delivering the Fourth Amendment, effective as of the Fourth Amendment Effective Date, each of the Parent and Legacy GP hereby becomes a party to this Agreement with the same force and effect as if originally named herein and hereby agrees to be bound by the terms of this Agreement. In furtherance of the foregoing, on the Fourth Amendment Effective Date, each of the Parent and Legacy GP shall execute and deliver to the Administrative Agent a joinder with respect to its obligations under this Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and Majority Lenders. Each of the Parent and Legacy GP hereby represents and warrants that each of the representations and warranties applicable to it in this Agreement are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date.

Section 3. Consent to Reorganization Transactions.

3.1 So long as the Fourth Amendment Effective Date has occurred by December 31, 2018 (as may be extended with the consent of the Majority Lenders), the Lenders hereby (a) agree that (i) none of the Reorganization Transactions shall constitute (A) a merger or consolidation in violation of Section 9.11 or (B) a transaction with an Affiliate in violation of Section 9.14 and (ii) the Change in Control that results on account of the Reorganization Transactions is hereby waived in its entirety and is deemed not to have occurred and (b) consent to the Borrower’s payment of cash in lieu of fractional shares held by its limited partner Equity Interest holders pursuant to the terms of the Merger Agreement in an amount up to $50,000 (or such greater amount as the Majority Lenders may agree to in their sole discretion) and the Borrower’s payment to Parent of the cash consideration to be paid by Parent to the equityholders of Legacy GP pursuant to the GP Purchase Agreement in an amount up to $3,500,000 (or such greater amount as the Majority Lenders may agree to in their sole discretion).

3.2 Except as expressly waived herein, all covenants, obligations and agreements of the Borrower and each Guarantor contained in the Term Loan Credit Agreement (as amended hereby) and the other Term Loan Documents shall remain in full force and effect in accordance with their terms. Without limitation of the foregoing, the foregoing waiver is hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Term Loan Credit Agreement (as amended hereby), any other Term Loan Document or any of the documents referred to therein, (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Term Loan Credit Agreement (as amended hereby), any other Term Loan Document or any of the documents referred to therein, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Term Loan Credit Agreement (as amended hereby), the other Term Loan Documents, or any other contract or instrument. Granting the waiver set forth herein does not and should not be construed to be an assurance or promise that consents or waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.

Section 4. Waiver to Term Loan Credit Agreement.

4.1 Waiver of Section 3.04(c)(i). The obligation of the Borrower to comply with the requirements of Section 3.04(c)(i) is hereby waived such that the first quarter with respect to which the Borrower’s ratio of First Lien Debt to EBITDA is tested for purposes of Section 3.04(c)(i) shall be the quarter ending March 31, 2019.

Section 5. Conditions Precedent. This Fourth Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in writing in accordance with Section 12.02 of the Term Loan Credit Agreement) (the “Fourth Amendment Effective Date”):

5.1 The Administrative Agent shall have received from each Lender party to the Term Loan Credit Agreement, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Person.

5.2 The Administrative Agent shall have received from the Borrower and each Guarantor (including the Parent Guarantors) counterparts (in such number as may be requested by the Administrative Agent), signed on behalf of such Person, of amendments, joinders and/or assumption agreements with respect to each of the Term Loan Guaranty Agreement, the Term Loan Pledge Agreement and the Term Loan Security Agreement, in each case with respect to the joinder of the Parent Guarantors, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders.

5.3 The Majority Lenders shall be reasonably satisfied that the Term Loan Security Instruments create second priority, perfected Liens on all of the Property of the Parent Guarantors, and the Administrative Agent shall have received certificates, if any, together with undated, blank stock powers for such certificates, representing all of the issued and outstanding certificated Equity Interests in each subsidiary pledged pursuant to the Term Loan Pledge Agreement.

5.4 The Administrative Agent and Lenders shall have received a certificate (which may be the same certificate delivered pursuant to Section 5.8 and 5.10) of each Parent Guarantor setting forth (i) resolutions of the board of directors or other managing body with respect to the authorization of each Parent Guarantor to execute and deliver the Term Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the individuals (A) who are authorized to sign the Term Loan Documents to which such Parent Guarantor is a party and (B) who will, until replaced by another individual duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the other Term Loan Documents to which it is a party, (iii) specimen signatures of such authorized individuals, and (iv) the articles or certificate of incorporation or formation and bylaws, operating agreement or partnership agreement, as applicable, of each Parent Guarantor, in each case, certified as being true and complete.

5.5 The Administrative Agent and Lenders shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Parent Guarantor, if any.

5.6 The Administrative Agent and Lenders shall have received an opinion of Kirkland & Ellis, LLP, special counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and Majority Lenders, as to such matters as the Administrative Agent and Majority Lenders may reasonably request.

5.7 The Administrative Agent shall have received an executed copy of an amendment to the Intercreditor Agreement, by and among the Administrative Agent, the RBL Administrative Agent, the Borrower and the Guarantors (including the Parent Guarantors), in form and substance reasonably satisfactory to the Administrative Agent.1

[1]	To amend definition of Grantor and Guarantor to include Parent Guarantors, as well as to provide for the joinder of the Parent Guarantors.

5.8 The Administrative Agent and Lenders shall have received a certificate (which may be the same certificate delivered pursuant to Section 5.4 and 5.10) of a Responsible Officer of the Borrower certifying (a) that attached thereto is a true, correct and complete copy of the Ninth Amendment to the RBL Credit Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, and shall in any event amend the RBL Credit Agreement in the same manner as the Term Loan Credit Agreement is to be amended by this Fourth Amendment (the “First Lien Amendment”) and (b) as to the aggregate amount of all consent, amendment and other fees payable to the holders of the RBL Facility in connection with the First Lien Amendment and/or the Reorganization Transactions (the “First Lien Amendment Fee”). The “Ninth Amendment Effective Date” under and as defined in the RBL Credit Agreement shall have occurred (or shall occur substantially concurrently with the Fourth Amendment Effective Date).

5.9 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable pursuant to the Credit Agreement on or prior to the Fourth Amendment Effective Date, including (a) fees and expenses invoiced by Arnold & Porter Kaye Scholer LLP and Latham & Watkins LLP prior to the Fourth Amendment Effective Date and (b) to the extent any First Lien Amendment Fee or any Senior Notes Amendment Fee (as defined below) is paid by the Obligors or any Affiliate thereof, an amendment fee payable to the Administrative Agent, for the account of each Lender that has executed this Fourth Amendment (each such Lender, a “Consenting Lender”), in an amount equal to the greater of (i) the product of such Consenting Lender’s Applicable Percentage of the Commitments and outstanding Loans on the Fourth Amendment Effective Date multiplied by the Second Lien Amendment Fee and (ii) the product of such Consenting Lender’s Applicable Percentage of the Commitments and outstanding Loans on the Fourth Amendment Effective Date multiplied by the Senior Notes Amendment Fee.

5.10 The Administrative Agent and Lenders shall have received a certificate (which may be the same certificate delivered pursuant to Section 5.4 and 5.8) of a Responsible Officer certifying (a) that attached thereto is a true and complete copy of the amendment with respect to the Borrower’s Senior Indentures with respect to the Reorganization Transactions (the “Senior Notes Amendment”), (b) as to the aggregate amount of all consent, amendment and other fees payable to the holders of the Senior Notes in connection with the Senior Notes Amendment and/or the Reorganization Transactions (the “Senior Notes Amendment Fee”), (c) that the Merger Agreement and the transactions described therein have been approved by at least a majority of the votes cast of the Borrower’s limited partner unitholders entitled to vote on the matter; (d) that the consummation of the Reorganization Transactions will not violate or result in a default under any indenture, agreement, preferred stock designation or other instrument binding upon the Borrower or any of its Subsidiaries or their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and will not result in the creation or imposition of any Lien on any Property of the Borrower or any of its Subsidiaries; (e) that the Reorganization Transactions have been consummated (or will be consummated substantially simultaneously with the Fourth Amendment Effective Date) pursuant to the terms and conditions set forth in the Merger Agreement and GP Purchase Agreement and (f) neither the Merger Agreement nor the GP Purchase Agreement nor any provision thereof shall have been modified, amended, restated or waived by the Borrower or any of its Affiliates, and neither the Borrower nor any of its Affiliates shall have granted any consent thereunder, in each case in a manner that is materially adverse to the Lenders, without the prior written consent of the Majority Lenders (it being acknowledged that any increase in any amounts payable beyond, in the case of the GP Purchase Agreement, $3,500,000 and, in the case of the Merger Agreement, $50,000, thereunder shall be deemed to be materially adverse).

5.11 No Default shall have occurred and be continuing as of the Fourth Amendment Effective Date.

5.12 The Administrative Agent shall have received such other documents as the Administrative Agent or its counsel may reasonably require.

Section 6. Miscellaneous.

6.1 Confirmation. The provisions of the Term Loan Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment.

6.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Term Loan Document to which it is a party and agrees that each Term Loan Document to which it is a party remains in full force and effect as expressly amended hereby; (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fourth Amendment: (i) all of the representations and warranties contained in each Term Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect and (iv) the Parent Guarantors, the Borrower and each of the other Guarantors reasonably expect in good faith that no additional Taxes are payable by the Parent Guarantors, the Borrower and their respective Subsidiaries in cash as a result of the Reorganization Transactions; and (d) agrees that from and after the Fourth Amendment Effective Date each reference to the Term Loan Credit Agreement in the other Term Loan Documents shall be deemed to be a reference to the Term Loan Credit Agreement, as amended by this Fourth Amendment.

6.3 Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by telecopy, facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

6.4 No Oral Agreement. This Fourth Amendment, the Term Loan Credit Agreement and the other Term Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

6.5 GOVERNING LAW. The provisions of Section 12.09 of the Term Loan Credit Agreement are incorporated herein mutatis mutandis.

6.6 Payment of Expenses. In accordance with Section 12.03 of the Term Loan Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent and the Lenders for all of their reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Fourth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders.

6.7 Severability. Any provision of this Fourth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.8 Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.9 Term Loan Document. This Fourth Amendment is a “Term Loan Document” as defined and described in the Term Loan Credit Agreement, and all of the terms and provisions of the Term Loan Credit Agreement relating to Term Loan Documents shall apply hereto.

6.10 RELEASE. FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE BORROWER AND EACH OTHER OBLIGOR HEREBY, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, FULLY AND WITHOUT RESERVE, RELEASES AND FOREVER DISCHARGES EACH LENDER, EACH AGENT AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, TRUSTEES, ATTORNEYS, AGENTS, ADVISORS (INCLUDING ATTORNEYS, ACCOUNTANTS AND EXPERTS) AND AFFILIATES (COLLECTIVELY THE “RELEASED PARTIES” AND INDIVIDUALLY A “RELEASED PARTY”) FROM ANY AND ALL ACTIONS, CLAIMS, DEMANDS, CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, LIABILITIES, COSTS, DAMAGES, EXPENSES OR OTHER OBLIGATIONS OF ANY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, DIRECT AND/OR INDIRECT, AT LAW OR IN EQUITY, WHETHER NOW EXISTING OR HEREAFTER ASSERTED (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), FOR OR BECAUSE OF ANY MATTERS OR THINGS OCCURRING, EXISTING OR ACTIONS DONE, OMITTED TO BE DONE, OR SUFFERED TO BE DONE BY ANY OF THE RELEASED PARTIES, IN EACH CASE, ON OR PRIOR TO THE DATE OF THE FOURTH AMENDMENT AND ARE IN ANY WAY DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN

ANY WAY CONNECTED TO ANY OF THIS FOURTH AMENDMENT, THE TERM LOAN CREDIT AGREEMENT, ANY OTHER TERM LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (COLLECTIVELY, THE “RELEASED MATTERS”). THE BORROWER AND EACH OTHER OBLIGOR, BY EXECUTION HEREOF, HEREBY ACKNOWLEDGES AND AGREES THAT THE AGREEMENTS IN THIS SECTION 6.10 ARE INTENDED TO COVER AND BE IN FULL SATISFACTION FOR ALL OR ANY ALLEGED INJURIES OR DAMAGES ARISING IN CONNECTION WITH THE RELEASED MATTERS.

6.11 Administrative Agent Direction. Each undersigned Lender (collectively constituting all Lenders party to the Term Loan Credit Agreement) hereby directs the Administrative Agent to execute and deliver this Fourth Amendment.

6.12 Termination. Notwithstanding anything herein to the contrary, to the extent the Fourth Amendment Effective Date has not occurred by December 31, 2018, then, except as stated in the immediately following sentence, (a) this Amendment shall be null and void and (b) the Existing Credit Agreement shall continue in full force and effect without giving effect to any amendments, waivers or other provisions contained herein shall be reinstated. Notwithstanding the foregoing, (i) the addition of Section 9.23 of the Existing Credit Agreement specified in Section 2.18 above and (ii) the amendments to Section 12.03 of the Existing Credit Agreement specified in Section 2.20 above shall, in either case, survive any termination pursuant to this Section 6.12.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

BORROWER:	LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

	By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	LEGACY RESERVES OPERATING LP

	By:	Legacy Reserves Operating GP LLC, its general partner
	By:	Legacy Reserves LP, its sole member
	By:	Legacy Reserves GP, LLC, its general partner

	By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

LEGACY RESERVES OPERATING GP LLC

By:	Legacy Reserves LP, its sole member
By:	Legacy Reserves GP, LLC, its general partner

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT

LEGACY RESERVES SERVICES, INC.

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	Executive Vice President and Chief Financial Officer

DEW GATHERING LLC

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	Executive Vice President and Chief Financial Officer

PINNACLE GAS TREATING LLC

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	Executive Vice President and Chief Financial Officer

LEGACY RESERVES ENERGY SERVICES LLC

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent

By:	/s/ Polina Arsentyeva
Name:	Polina Arsentyeva
Title:	Associate Counsel

SIGNATURE PAGE FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT

GSO ENERGY SELECT OPPORTUNITIES FUND LP
By: GSO Energy Select Opportunities Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

GSO ENERGY PARTNERS-A LP
By: GSO Energy Partners-A Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

GSO ENERGY PARTNERS-B LP
By: GSO Energy Partners-B Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

GSO ENERGY PARTNERS-C LP
By: GSO Energy Partners-C Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

GSO ENERGY PARTNERS-C II LP
By: GSO Energy Partners-C Associates II LLC, its general partner

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

SIGNATURE PAGE FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT

GSO ENERGY PARTNERS-D LP
By: GSO Energy Partners-D Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP
By: GSO Palmetto Opportunistic Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

SIGNATURE PAGE FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT

GSO CSF III HOLDCO LP
By: GSO Capital Solutions Associates III LP, its general partner
By: GSO Capital Solutions Associates III (Delaware) LLC, its general partner

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

SIGNATURE PAGE FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT

GSO AIGUILLE DES GRAND MONTETS FUND II LP
By: GSO Aiguille des Grand Montets Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

SIGNATURE PAGE FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT